Exhibit 32.1

Certification of Glen L. Shank President and Chairman of the Board of Duckwall-ALCO Stores, Inc.

I, Glen L. Shank, President and Chairman of the Board of Duckwall-ALCO Stores, Inc., hereby certify, in accordance with 18 U.S.C.ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Quarterly Report on Form 10-Q for the quarter ended May 2, 2004, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Quarterly Report on Form 10-Q for the quarter ended May 2, 2004, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Duckwall-ALCO Stores, Inc.

By:	/s/ Glen L. Shank Glen L. Shank President and Chairman of the Board

Dated: June 11, 2004